UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2009

TREMONT FAIR, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10497 Town & country Way, Suite 214 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:  (713) 785-4411

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

       On August 19, 2009, Tremont Fair, Inc. (hereafter, the “Company”) entered into an agreement with David Kittrell, the Company’s former Chief Executive Officer, in settlement of amounts and other obligations outstanding pursuant to his previous employment with the Company.  The settlement agreement provides for the payment of $20,000 in cash, the sale and transfer of all of the Company’s shareholding in Xpention, Inc., previously a wholly-owned subsidiary of the Company, and the issuance to Mr. Kittrell of 500,000 shares of restricted common stock of the Company.  For the one-year period following the settlement agreement, the Company has the option, for $20,000, to repurchase from Mr. Kittrell up to twenty percent (20%) of the greater of (a) the Xpention shares transferred to Mr. Kittrell, or (b) the number of Xpention shares outstanding on a fully-diluted basis.

Item 3.02 Unregistered Sales of Equity Securities

       On August 19, 2009, as part of the settlement agreement described in Item 1.01 above, the Company issued to David Kittrell 500,000 shares of unregistered common stock.  No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that the issuance of shares pursuant to the Acquisition was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Exhibits
99.1	Settlement Agreement with David Kittrell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tremont Fair, Inc.

Date: August 19, 2009	By:	/s/ Cyrus Boga
Cyrus Boga
Chief Executive Officer